Exhibit 3.113

DOCUMENT TRANSMITTAL

DATE: 11-05-2012

FROM: CT CORP-NY-CORPORATE

REF: Veolia ES Morehead Landfill, Inc.

MESSAGE:

Please see attached paperwork on the above referenced entity. If you have any questions regarding this transmittal, please do not hesitate to contact me.

Thank you for this opportunity to be of service to you and your firm.

Alison Lundergan Grimes

Secretary of State

Certificate

I, Alison Lundergan Grimes, Secretary of State for the Commonwealth of Kentucky, do hereby certify that the foregoing writing has been carefully compared by me with the original thereof, now in my official custody as Secretary of State and remaining on file in my office, and found to be a true and correct copy of:

ARTICLES OF INCORPORATION OF

VEOLIA ES MOREHEAD LANDFILL, INC. FILED JUNE 29, 2007.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal at Frankfort, Kentucky, this 2nd day of November, 2012.

Alison Lundergan Grimes
Secretary of State
Commonwealth of Kentucky mmoore/0667906 - Certificate ID: 132175

Kentucky Secretary of State

TREY GRAYSON

Division of Corporations

BUSINESS FILINGS

P.O. Box 718

Frankfort, KY 40602

(502) 564-2848

http://www.sos.ky.gov/

Articles of Incorporation

PAI

For the purposes of forming a business corporation in Kentucky pursuant to KRS Chapter 271B, the undersigned incorporator(s) hereby submit(s) the following Articles of Incorporation to the Secretary of State for filing:

Article I: The name of the corporation is Veolia ES Morehead Landfill, Inc.

Article II: The number of shares the corporation is authorized to issue is 1,000

Article III: The street address of the corporation’s initial registered office in Kentucky is

Kentucky Home Life Building

Louisville, KY 40202

and the name of the initial registered agent at that office is CT Corporation System.

Article IV: The mailing address of the corporation’s principal office is

125 S. 84th Street, Suite 200

Milwaukee, WI 53214

Article V: The name and mailing address of each incorporator is

Michael K. Slattery

125 S. 84th St., #200

Milwaukee, WI 53214

Executed by the Incorporator(s) on

                                                                Date

Signature of Incorporator Michael K. Slattery Incorporator

Signature of Incorporator

I,                                                                               consent to serve as the registered agent on behalf of the corporation.

Type or print name of registered agent

Signature of Registered Agent

Type or Print Name & Title

SOS PAI (06/07) (See attached sheet for instructions)

DOCUMENT TRANSMITTAL

DATE: 12-05-2012

FROM: CT CORP-NY-CORPORATE

REF: Veolia ES Morehead Landfill, Inc.

MESSAGE:

Please see attached paperwork on the above referenced entity. If you have any questions regarding this transmittal, please do not hesitate to contact me.

Thank you for this opportunity to be of service to you and your firm.

COMMONWEALTH OF KENTUCKY

ALISON LUNDERGAN GRIMES, SECRETARY OF STATE

Division of Business Filings

Business Filings

PO Box 718

Frankfort, KY 40602

(502)564-3490

www.sos.ky.gov

Articles of Amendment

(Domestic Profit or Professional Services Corporation)

AMD

Pursuant to the provisions of KRS 14A and KRS 271B, the undersigned applies to amend articles of incorporation, and for that purpose, submits the following statements:

1. Name of the corporation on record with the Office of the Secretary of State is Veolia ES Morehead Landfill, Inc. (The name must be identical to the name on record with the Secretary of State.)

2. The text of each amendment adopted: Article I: The name of the corporation is Advanced Disposal Services Morehead Landfill, Inc.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

4. The date of adoption of each amendment was as follows: November 20, 2012

5. Check the option that applies (check only one option):

The amendment(s) was (were) duly adopted by the incorporators prior to issuance of shares.

The amendment(s) was (were) duly adopted by the board of directors prior to issuance of shares.

The amendment(s) was (were) duly adopted by the incorporators or board of director without shareholder action as shareholder action was not required.

If the amendment(s) was (were) duly adopted by the shareholders, the:

a) 100 Number of outstanding shares.

b) N/A Number of votes entitled to be cast by each voting group entitled to vote separately on the amendment

c) N/A Number of votes of each voting group indisputably represented at the meeting.

d) 100 The total number of votes in favor of the amendment.

e) 0 The number of votes against the amendment

f) N/A The number of votes cast for the amendment by each voting group was sufficient.

6. This application will be effective upon filing, unless a delayed effective date and/or time is provided. The effective date or the delayed effective cannot be prior to the date the application is filed. The date and/or time is                             N/A                             .

                                                                                                                                                       (Delayed effective date and/or time)

I declare under penalty of perjury under the laws of Kentucky that the forgoing is true and correct.

Signature of Officer or Chairman of the Board

Christian B. Mills
Printed Name

Assistant Secretary
Title

11/29/2012
Date

(01/12)